FOR IMMEDIATE RELEASE

Norfolk Southern to reduce operations at Knoxville, Tenn., in response to lower traffic volumes
Initiative will drive further network efficiencies and cost savings

NORFOLK, Va., April 20, 2016 ‒ Norfolk Southern Corp. (NYSE: NSC) announced today that it will reduce train operations at its Knoxville, Tenn., rail yard, effective May 1. The action is in response to lower traffic volumes and is consistent with the company’s ongoing implementation of its strategic plan to enhance operating efficiencies, reduce costs, drive profitability, and support long-term growth. NS remains on track to achieve its previously announced annual expense savings of more than $650 million and an operating ratio below 65 percent by 2020.

NS plans to idle switching operations at the rail yard, where freight cars from inbound trains are sorted by destination and assembled into outbound trains. As part of the change in operations, train traffic will decrease at the yard, reducing the need for personnel and infrastructure associated with train operations and maintenance activities. The Knoxville terminal will continue to serve as a hub for through-train operations and provide safe, reliable service to local customers, and NS has developed an operating plan to minimize any customer impact.

Knoxville will continue to serve as headquarters for the company’s Central Division, which includes 1,100 track miles primarily in Tennessee and Kentucky. Although approximately 135 positions will be impacted by the reduction of operations at the yard, nearly 300 employees in Knoxville will continue to support division operations and manage yard traffic. NS will assist impacted employees by offering them opportunities to fill job vacancies as they become available across the system.

NS currently employs more than 1,570 people across Tennessee with nearly 850 miles of track across the state, intermodal terminals in Memphis, and a major rail classification yard and locomotive shop in Chattanooga.

Today’s announcement is part of other recent initiatives in NS’ five-year strategic plan to implement cost control initiatives and network improvements, including:

•
Consolidating two operating divisions in West Virginia and Virginia, idling a major Lake Erie coal terminal, and discontinuing operations on some coal routes in Central Appalachia, all in response to changes in the coal business;

•	Restructuring the company’s Triple Crown Services subsidiary;

•	Realigning operating regions from three to two; and

•	Consolidating corporate office locations.

About Norfolk Southern
Norfolk Southern Corporation (NYSE: NSC) is one of the nation’s premier transportation companies. Its Norfolk Southern Railway Company subsidiary operates approximately 20,000 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern operates the most extensive intermodal network in the East and is a major transporter of coal, automotive, and industrial products.

Forward-Looking Statements
Certain statements herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on management’s current expectations, assumptions, estimates, beliefs and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended Dec. 31, 2015, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Copies of Norfolk Southern Corporation’s press releases and additional information about the Company are available at www.norfolksouthern.com or you can contact the Norfolk Southern Corporation Investor Relations Department by calling 757-629-2861.

Media Inquiries:
Susan Terpay, 757-629-2710 (susan.terpay@nscorp.com)

Investor Inquiries:
Katie Cook, 757-629-2861 (katie.cook@nscorp.com)

http://www.norfolksouthern.com
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